SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)  September 23, 2011

PRIMORIS SERVICES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34145	20-4743916
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2100 McKinney Avenue, Suite 1500, Dallas, TX 75201

(Address of principal executive offices)   (Zip Code)

Registrant’s telephone number, including area code (214) 740-5600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

As used in this Current Report on Form 8-K, the terms “we,” “us,” “our” and the “Company” mean Primoris Services Corporation, a Delaware corporation, and our consolidated subsidiaries, taken together as a whole.

Item 1.01                                             Entry into a Material Definitive Agreement

Letter of Credit Agreement with Bank of the West

On September 23, 2011, we entered into a credit agreement (“Credit Agreement”) with Bank of the West for purposes of issuing commercial letters of credit for an amount of up to $8 million.  The credit facility expires on August 31, 2012 and is attached as Exhibit #10.1 to this Current Report on Form 8-K.  The Company will maintain a cash balance at the bank in an amount equal to the full amount of any issued letters of credit.

Fifth Amendment to Loan and Security Agreement with PrivateBank and Trust Company

On November 28, 2011, we entered into a Fifth Amendment (the “Fifth Amendment”) to our Loan and Security Agreement (the “Agreement”), dated October 28, 2009, with The PrivateBank and Trust Company.  A copy of the Fifth Amendment is attached as Exhibit #10.2 to the Current Report on Form 8-K.  The Fifth Amendment provides that total debt for capital expenditures, including previously financed capital expenditures, may not exceed $85 million and additionally, investments in WesPac Energy LLC may not exceed $20 million.  Other than as described above, the Agreement remains unchanged.  For a complete copy of the Agreement, please refer to our Current Report on Form 8-K/A (Amendment No. 1), filed on August 3, 2010.

Amendment No. 3 to Master Loan and Security Agreement and Promissory Note with Fifth Third Bank

On November 30, 2011, Stellaris, JCG and ARB, Inc., wholly owned subsidiaries of the Company entered into Amendment No. 3 to the Master Loan and Security Agreement, dated as of August 31, 2009 for the financing of equipment up to $10.5 million, pursuant to an equipment note.  The Promissory Note, dated November 30, 2011 with Fifth Third Bank for $10.5 million, was funded on December 2, 2011, with proceeds used primarily for payoff of certain secured notes with higher rates of interest averaging approximately 5.6%.  The Promissory Note is secured by certain construction equipment as outlined in the Promissory Note Schedule A.  The Promissory Note is payable in equal monthly installments over a five year period.  The principal amount of the Promissory Note bears interest at 2.63% per annum and may prepay the note in whole after the first year, subject to a prepayment premium.  Certain of our subsidiaries have agreed to be obligated as co-borrowers for all amounts borrowed under the Amendment No. 3 and the Promissory Note. A copy of Amendment No. 3 is attached as Exhibit #10.3 and the Promissory Note as Exhibit #10.4 to the Current Report on Form 8-K.

Loan and Security Agreement with JPMorgan Chase Bank, N.A.

On November 30, 2011, Stellaris, LLC (“Stellaris”) and James Construction Group, LLC (“JCG”), wholly owned subsidiaries of the Company, entered into a Loan and Security Agreement (the “Chase Agreement”) with JP Morgan Chase Bank (the “Bank”) for financing of equipment up to $16 million, pursuant to an equipment note.  The Business Purpose Promissory Note, (the “Note”), dated November 30, 2011, with the Bank for $16 million, was funded on December 5, 2011.  The Note is secured by certain construction equipment as outlined in Schedule A-1 (filed as Exhibit #10.7 of this Form 8-K).  The Note is payable in equal monthly installments over a five year period.  The principal amount of the Note bears interest at 2.14% per annum and may be prepaid, subject to certain prepayment breakage fees.  In connection with the transaction, we entered into a Guaranty Agreement, dated November 22, 2011 with the Bank, whereby we guaranteed the obligations of Stellaris and JCG under the Chase Agreement.  A copy of Chase Agreement is attached as Exhibit #10.5 and the Note as Exhibit #10.6 to the Current Report on Form 8-K.

Item 9.01.   Financial Statements and Exhibits.

(d)          Exhibits.

Exh. No.	Description

10.1	Credit Agreement, dated September 23, 2011, by and among Primoris Services Corporation and Bank of the West.

10.2	Fifth Amendment to Loan and Security Agreement, dated November 28, 2011, by and among Primoris Services Corporation and The PrivateBank and Trust Company.

10.3	Amendment No. 3 to the Master Loan and Security Agreement Loan and Security Agreement, dated November 30, 2011, by and among James Construction Group LLC, Stellaris LLC, ARB Inc. and Fifth Third Bank.

10.4	Promissory Note, dated November 30, 2011, by and among James Construction Group LLC, Stellaris LLC, ARB Inc. and Fifth Third Bank.

10.5	Loan and Security Agreement, dated November 30, 2011, by and among Stellaris LLC, James Construction Group LLC and JPMorgan Chase Bank, N.A.

10.6	Business Purpose Promissory Note, dated November 30, 2011, by and among Stellaris LLC, James Construction Group LLC and JPMorgan Chase Bank, N.A.

10.7	Schedule A-1 Equipment Collateral, dated November 30, 2011, by and between Stellaris LLC, James Construction Group LLC and JPMorgan Chase Bank, N.A.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRIMORIS SERVICES CORPORATION

Date: December 14, 2011	By:	/s/ Peter J. Moerbeek
		Name:	Peter J. Moerbeek
		Title:	Executive Vice President, Chief Financial Officer

EXHIBIT INDEX

Exh. No.	Description

10.1	Credit Agreement, dated September 23, 2011, by and among Primoris Services Corporation and Bank of the West.

10.2	Fifth Amendment to Loan and Security Agreement, dated November 28, 2011, by and among Primoris Services Corporation and The PrivateBank and Trust Company.

10.3	Amendment No. 3 to the Master Loan and Security Agreement Loan and Security Agreement, dated November 30, 2011, by and among James Construction Group LLC, Stellaris LLC, ARB Inc. and Fifth Third Bank.

10.4	Promissory Note, dated November 30, 2011, by and among James Construction Group LLC, Stellaris LLC, ARB Inc. and Fifth Third Bank.

10.5	Loan and Security Agreement, dated November 30, 2011, by and among Stellaris LLC, James Construction Group LLC and JPMorgan Chase Bank, N.A.

10.6	Business Purpose Promissory Note, dated November 30, 2011, by and among Stellaris LLC, James Construction Group LLC and JPMorgan Chase Bank, N.A.

10.7	Schedule A-1 Equipment Collateral, dated November 30, 2011, by and between Stellaris LLC, James Construction Group LLC and JPMorgan Chase Bank, N.A.